Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

PPC

On December 10, 2012, we acquired all of the outstanding capital stock of PPC Broadband, Inc. and SKT International Holdings B.V. (collectively, PPC) for cash of $521.4 million, subject to certain adjustments based upon final working capital amounts (the PPC Acquisition). PPC is engaged in the manufacturing, assembly, and sale of connectors for the broadband industry. PPC’s headquarters and main operations are located in Syracuse, New York, with other operations in St. Kitts, Denmark, and China as well as a global sales presence. PPC’s strong brands and technology enhance our portfolio of products for the broadband industry.

The purchase price was funded through a combination of cash on hand and a draw in the amount of $375.0 million on our existing revolving credit facility. Prior to the end of 2012, we repaid a portion of the $375.0 million outstanding on the credit facility, in part due to receiving the cash proceeds from the sale of the Thermax and Raydex cable business (see our Annual Report on Form 10-K for the year ended December 31, 2012 for more information about the sale transaction).

Miranda

We acquired 97.37% of the shares of Miranda Technologies Inc. (Miranda) for cash of $364.8 million on July 27, 2012, and we acquired the remaining 2.63% of shares of Miranda for cash of $9.9 million on July 30, 2012 (the Miranda Acquisition). Miranda is a leading provider of hardware and software solutions for the broadcast infrastructure industry, including solutions for television broadcasters and content developers to create, manipulate, and distribute High Definition video. Its solutions span the full breadth of television operations, including production, playout, and delivery. Miranda’s headquarters are located in Montreal, Canada, with significant operations in the United States and the United Kingdom as well as a global sales presence. Miranda’s strong brands and technology enhance our portfolio of broadcast products.

In order to finance the purchase price, we borrowed CAN$250.0 million under a new term loan (the Term Loan). The remainder of the purchase price was funded with available cash.

Pro Forma Financial Information

We have prepared the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2012 set forth below to reflect the acquisitions of PPC and Miranda by the application of pro forma adjustments to the historical financial statements of Belden. The period presented consists of an unaudited pro forma combined condensed statement of operations for the year ended December 31, 2012.

We have derived the unaudited combined condensed pro forma financial information by applying pro forma adjustments to the historical consolidated financial statements of Belden, as included in our Annual Report on Form 10-K for the year ended December 31, 2012. We have extracted the historical condensed combined financial statements of PPC from its financial statements for the period ended December 10, 2012. We have extracted the historical condensed combined financial statements of Miranda from its quarterly financial statements for the six months ended June 30, 2012 and its financial statements for the period ended July 27, 2012.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2012 gives pro forma effect to the PPC Acquisition and the Miranda Acquisition as if they had occurred on January 1, 2012.

The unaudited combined condensed pro forma financial information is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the PPC Acquisition and the Miranda Acquisition actually been consummated on the date indicated and does not purport to be indicative of results of operations as of any future date or for any future period.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

	Historical Belden Inc.	Acquisition of Miranda (i)	Acquisition of PPC (ii)	Other Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues	$1,840,739	$84,839	$226,035	$—		$2,151,613
Cost of sales	(1,274,142)	(37,486)	(137,757)	13,454	(iii)	(1,435,931)

Gross profit	566,597	47,353	88,278	13,454		715,682
Selling, general and administrative expenses	(345,926)	(37,911)	(37,562)	—		(421,399)
Research and development	(65,410)	(14,612)	(3,467)	—		(83,489)
Amortization of intangibles	(22,792)	(11,581)	(15,217)	3,001	(iv)	(46,589)
Income from equity method investment	9,704	—	—	—		9,704
Asset impairment and loss on sale of assets	(33,676)	—	—	—		(33,676)

Operating income (loss)	108,497	(16,751)	32,032	16,455		140,233
Interest expense	(52,038)	(5,409)	(4,452)	—		(61,899)
Interest income	1,033	96	6	—		1,135
Loss on debt extinguishment	(52,450)	—	—	—		(52,450)

Income (loss) from continuing operations before taxes	5,042	(22,064)	27,586	16,455		27,019
Income tax benefit (expense)	38,194	7,249	(9,898)	(4,713	)(v)	30,832

Income (loss) from continuing operations	$43,236	$(14,815)	$17,688	$11,742		$57,851

Weighted average number of common shares and equivalents
Basic	45,097					45,097
Diluted	45,942					45,942
Basic income per share from continuing operations	$0.96					$1.28

Diluted income per share from continuing operations	$0.94					$1.26

See accompanying notes to unaudited combined condensed pro forma financial information.

Notes to Unaudited Combined Condensed Pro Forma Financial Information for the year ended December 31, 2012

1.	Basis of Presentation

The unaudited combined condensed pro forma financial information was prepared to reflect the PPC Acquisition and the Miranda Acquisition. The unaudited pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments, when finalized, may differ materially from those presented in this unaudited pro forma financial information. There can be no assurance that a change in unaudited pro forma adjustments for the acquisitions will not result in material changes to the information presented.

In management’s opinion, the unaudited combined condensed pro forma financial information reflects adjustments that are both necessary to present fairly the unaudited pro forma combined condensed statement of operations for the period indicated and are reasonable given the information currently available. Pro forma adjustments include the effects of events that are directly attributable to the acquisitions and are factually supportable. Material non-recurring profits and losses that result directly from the acquisitions have not been included in the unaudited pro forma combined condensed statements of operations, including the recognition of the step-up in value of inventory in our cost of sales and the amortization of the sales backlog intangible assets.

The unaudited combined condensed pro forma financial information is for illustrative and informational purposes only and is not intended to represent what our results from operations would have been had the PPC Acquisition and the Miranda Acquisition been completed at the date indicated. The unaudited combined condensed pro forma financial information should not be considered indicative of our future financial position or results of operations.

This information should be read in conjunction with Belden’s historical financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2012.

2.	Miranda Technologies Inc. Historical Financial Statements

We have extracted the historical condensed combined financial statements of Miranda from its quarterly financial statements for the six months ended June 30, 2012 and its financial statements for the period ended July 27, 2012. Those financial statements were prepared in Canadian dollars and translated into U.S. dollars at a rate of $0.9931 per Canadian dollar, as follows:

	Historical Miranda January 1, 2012 to June 30, 2012	Historical Miranda July 1, 2012 to July 27, 2012	Total Historical Miranda
Revenues	$86,203	$8,774	$94,977
Cost of sales	(34,001)	(3,442)	(37,443)

Gross profit (loss)	52,202	5,332	57,534
Selling, general and administrative expenses	(32,831)	(11,398)	(44,229)
Research and development	(11,984)	(2,300)	(14,284)

Operating income (loss)	7,387	(8,366)	(979)
Other income (expense)	(3,472)	(2,422)	(5,894)

Income (loss) from continuing operations	3,915	(10,788)	(6,873)
Income tax benefit	(1,185)	2,332	1,147

Loss from continuing operations	$2,730	$(8,456)	$(5,726)

3.	Business Combination Accounting

The unaudited combined condensed pro forma financial information reflects the PPC Acquisition and the Miranda Acquisition using business combination accounting, which requires the measurement of the fair value of identifiable assets acquired and liabilities assumed. We have estimated the fair values using commonly accepted valuation methodologies. We are in the process of completing a formal valuation process. The valuation of acquired assets and assumed liabilities involves significant assumptions, certain risks, and various uncertainties, and actual results may differ materially from those estimates.

We will continue to refine our valuation modeling as information regarding the tangible and intangible assets is obtained, which will likely result in changes to the fair value measurements and estimates. Upon completion of the valuation procedures, we will revise the fair values of the acquired assets and assumed liabilities, as necessary.

The allocations of the purchase prices were based upon preliminary valuation models and our estimates and assumptions. The allocations are subject to change, although we will undertake to complete the final allocation of the purchase prices within twelve months following the date of closing of each respective acquisition. In the opinion of management, the unaudited combined condensed pro forma financial information reflects a reasonable valuation of the acquisitions and provides for all adjustments necessary to reflect the effects of the transactions.

4.	Pro Forma Adjustments

Generally, the adjustments in the statement of operations presented above represent the following: (i) the income statement effects of adjustments of the historical net book values of the assets acquired and liabilities assumed to estimated fair value, such as revised amortization and depreciation expense as a result of the fair value adjustments and changes to estimated useful lives; (ii) the impact of financing the purchase prices, such as incremental interest expense, including incremental amortization of deferred financing costs; (iii) adjustments to the historical financial statements of PPC and Miranda in order to present them in conformity with accounting principles generally accepted in the United States and in accordance with Belden accounting policies; and (iv) consideration of the income tax implications of the pro forma adjustments.

The unaudited pro forma combined condensed statement of operations presented above reflects the following specific adjustments:

(i)	to reflect the Company’s acquisition of Miranda on July 27, 2012. The historical balances of Miranda and the pro forma adjustments related to the acquisition are presented below for the period from January 1, 2012 through July 27, 2012 (in thousands). The operating results of Miranda after July 27, 2012 are already reflected in the historical Belden Inc. operating results.

	Total Historical Miranda	Miranda Pro Forma Adjustments		Total
Revenues	$94,977	$(10,138	)(1)	$84,839
Cost of sales	(37,443)	(43	)(2)	(37,486)

Gross profit (loss)	57,534	(10,181)		47,353
Selling, general and administrative expenses	(44,229)	6,318	(3)	(37,911)
Research and development	(14,284)	(328	)(4)	(14,612
Amortization of intangibles	—	(11,581	)(5)	(11,581)

Operating income (loss)	(979)	(15,772)		(16,751)
Interest expense	—	(5,409	)(6)	(5,409)
Interest income	—	96	(7)	96
Other income (expense)	(5,894)	5,894	(8)	—

Income (loss) from continuing operations	(6,873)	(15,191)		(22,064)
Income tax benefit	1,147	6,102	(9)	7,249

Loss from continuing operations	$(5,726)	$(9,089)		$(14,815)

(1)	the estimated deferral of revenue associated with a Miranda product line in accordance with accounting principles generally accepted in the United States;
(2)	the reclassification of $2.3 million of certain other expense items of Miranda into cost of sales in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies partially offset by the estimated deferral of $2.0 million of cost of sales associated with a Miranda product line in accordance with accounting principles generally accepted in the United States and a $0.2 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment;
(3)	the elimination of $7.6 million of direct incremental transaction costs, $1.6 million of amortization of intangible assets previously recorded by Miranda, a $0.8 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment partially offset by a reclassification of $3.7 million of certain other expense items of Miranda (including stock based compensation expenses) into selling, general and administrative expenses in order to present such items in accordance with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;
(4)	a reclassification of $2.0 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies partially offset by the elimination of $1.5 million of amortization of intangible assets previously recorded by Miranda and a $0.2 million reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;
(5)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;
(6)	the impact of incremental interest expense of $5.2 million and amortization of deferred financing costs on the Term Loan issued to fund a portion of the purchase price of the Miranda Acquisition of $0.2 million;

(7)	the reclassification of Miranda’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;
(8)	a reclassification of certain other income (expense) items of Miranda in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies;
(9)	a reclassification of $2.0 million of certain research and development credits of Miranda from a reduction of research and development expense to a reduction of income tax expense in order to present such items in conformity with accounting principles generally accepted in the United States and on a basis consistent with Belden’s accounting policies and the estimated tax effect of the incremental income or losses related to these pro forma adjustments of $4.1 million.

(ii)	to reflect the Company’s acquisition of PPC on December 10, 2012. The historical balances of PPC and the pro forma adjustments related to the acquisition are presented below for the period from January 1, 2012 through December 10, 2012 (in thousands). The operating results of PPC after December 10, 2012 are already reflected in the historical Belden Inc. operating results.

	Historical PPC	PPC Pro Forma Adjustments		Total
Revenues	$226,035	$—		$226,035
Cost of sales	(139,692)	1,935	(1)	(137,757)

Gross profit	86,343	1,935		88,278
Selling, general and administrative expenses	(40,606)	3,044	(2)	(37,562)
Research and development	(3,638)	171	(3)	(3,467)
Amortization of intangibles	—	(15,217	)(4)	(15,217)

Operating income (loss)	42,099	(10,067)		32,032
Interest expense	—	(4,452	)(5)	(4,452)
Interest income	—	6	(6)	6
Other income (expense)	(308)	308	(7)	—

Income (loss) from continuing operations before taxes	41,791	(14,205)		27,586
Income tax expense	(1,154)	(8,744	)(8)	(9,898)

Income (loss) from continuing operations	$40,637	$(22,949)		$17,688

(1)	a $2.0 million reduction of depreciation expense associated with cost of sales as a result of estimated fair value measurements for property, plant, and equipment, and the reclassification of $0.1 million of certain other expense items of PPC into cost of sales in order to present such items on a basis consistent with Belden’s accounting policies;
(2)	the elimination of $2.1 million of direct incremental transaction costs, a $0.6 million reduction for depreciation expense associated with selling, general and administrative expenses as a result of estimated fair value measurements for property, plant, and equipment, a reclassification of $0.2 million of certain other income items of PPC into selling, general and administrative expenses in order to present such items on a basis consistent with Belden’s accounting policies, and the elimination of $0.2 million of amortization of intangible assets previously recorded by PPC;
(3)	a reduction for depreciation expense associated with research and development as a result of estimated fair value measurements for property, plant, and equipment;
(4)	the effects of amortization resulting from the estimated adjustments to the value of intangible assets;
(5)	incremental interest expense of $4.1 million associated with borrowings under the senior secured credit facility to fund a portion of the PPC Acquisition, and the reclassification of certain other expense items of PPC into interest expense in order to present such items on a basis consistent with Belden’s accounting policies;
(6)	the reclassification of PPC’s interest income from other income to interest income in order to present interest income on a basis consistent with Belden’s accounting policies;
(7)	a reclassification of certain other income (expense) items of PPC in order to present such items on a basis consistent with Belden’s accounting policies;
(8)	the estimated taxable effect of the incremental income or losses related to these pro forma adjustments and the taxable effect on PPC’s historical income. PPC was historically taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, PPC’s taxable income was included in the individual income tax returns of its shareholders.

(iii)	the elimination of non-recurring costs of sales recorded in the historical results of Belden Inc. as a result of the adjustment of acquired inventory from Miranda and PPC to fair value;

(iv)	the elimination of non-recurring amortization expense recorded in the historical results of Belden Inc. as a result of the amortization of the sales backlog intangible asset associated with Miranda and PPC;

(v)	the estimated taxable effect of the incremental income related to the other pro forma adjustments discussed in (iii) and (iv).